Exhibit 10.1

GLOBAL AMENDMENT

This Global Amendment (this “Amendment”) is entered into effective as of July 18, 2023, by and between Pacific Lion LLC, a Florida limited liability company (“Investor”), and HUMBL, Inc., a Delaware corporation (“Company”).

A. Company and Investor previously entered into that certain Securities Purchase Agreement dated May 10, 2023 (the “Purchase Agreement”).

B. Pursuant to the Purchase Agreement, Company issued to Investor: (a) that certain Convertible Promissory Note in the original principal amount of up to $800,000 (the “Note”); and (b) that certain Warrant to Purchase Common Stock (“Warrant”, and together with the Note and Purchase Agreements, the “Agreements”).

C. Company and Investor have agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to make certain amendments to the Agreements.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Funding Amount. The funding amount under the Note is hereby increased from up to $800,000 to up to $2,000,000.

3. Interest Rate. The interest rate under the Note is hereby increased to eight percent (8%). Following the occurrence of an Event of Default (as defined in the Note), Investor may by written notice to Investor increase the interest rate to twelve percent (12%).

4. OID. An original issue discount of ten percent (10%) of the amount funded will be added to the outstanding balance of the Note with respect to each funding under the Note.

5. Uplisting Period. Section 2.1(e) of the Warrant is hereby deleted in its entirety and replaced with the following: “If an Uplisting has not occurred before the date that is eighteen (18) months from the Issue Date, then this Warrant will automatically be cancelled and of no further force or effect.”

6. Other Terms Unchanged. The Agreements, as amended by this Amendment, remain and continue in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and are in all respects agreed to, ratified, and confirmed. Any reference to the Agreements after the date of this Amendment is deemed to be a reference to the Agreements as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Agreements, the terms of this Amendment shall control.

7. Representations and Warranties of Company. Company has full power, authority, and capacity, and has obtained all licenses, authorizations, approvals, consents, or permits required by applicable laws or otherwise, to enter into this Amendment and to perform all of Company’s obligations under this Amendment.

8. No Reliance. Investor acknowledges and agrees that neither Company nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Investor or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Agreement and, in making its decision to enter into the transactions contemplated by this Amendment, Investor is not relying on any representation, warranty, covenant or promise of Company or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

10. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

INVESTOR:

PACIFIC LION LLC

By:
Jacob Fernane, Manager

COMPANY:

HUMBL, Inc.

By:
Brian Foote, CEO

[Signature Page to Global Amendment]